UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2016

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

On August 25, 2016, the Audit Committee of Solitron Devices, Inc. ("Solitron" or the "Company") appointed BDO USA, LLP ("BDO") as the Company's new independent registered public accounting firm with respect to the fiscal year ending February 28, 2017.

As was previously disclosed by the Company on a Form 8-K filed on August 22, 2016, the practice of Goldstein Schechter Koch, P.A., which was engaged as the independent registered public accounting firm of the Company, was combined with BDO and the professional staff and partners of GSK joined BDO either as employees or partners of BDO. As a result of the transaction, GSK resigned as Solitron's independent registered public accounting firm on August 16, 2016.

During the Company's two most recently completed fiscal years and through the date of engagement of BDO, neither the Company nor anyone on behalf of the Company consulted with BDO regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements as to which the Company received a written report or oral advice that was an important factor considered by the Company in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 26, 2016, the Company held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"). On August 29, 2016, Robert E. McMonagle of Continental Stock Transfer and Trust Company, the Independent Inspector of Elections for the Annual Meeting, delivered to the Company the final, certified voting results for the Annual Meeting. Below is a summary of the proposals and corresponding votes.

Proposal One: The election of one (1) director nominee as a Class III director to serve for a term until the 2019 Annual Meeting of Stockholders and until a successor has been duly elected and qualified received the following votes:

Nominee	For	Withheld
Charles M. Gillman	905,275	70,706

There were 706,546 broker non-votes on this proposal.

Based on these results, the stockholders voted in favor of the election of Charles M. Gillman as a Class III director at the Annual Meeting to serve for a term until the 2019 Annual Meeting of Stockholders and until his successor has been duly elected and qualified.

Proposal Two: The ratification of the selection of Goldstein Schechter Koch, P.A. as the Company's independent certified public accountants for the fiscal year ending February 28, 2017 received the following votes:

For	Against	Abstain
1,625,718	1,353	55,456

There were no broker non-votes on this proposal.

Based on these results, the stockholders approved the selection of Goldstein Schechter Koch, P.A. as the Company's independent certified public accountants for the fiscal year ending February 28, 2017.

Proposal Three: The non-binding advisory vote on the compensation of the named executive officer of the Company received the following votes:

For	Against	Abstain
792,888	111,329	71,764

There were 706,546 broker non-votes on this proposal.

Based on these results, the stockholders approved, on a non-binding advisory basis, the compensation of the named executive officer of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 31, 2016	SOLITRON DEVICES, INC.

/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer

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